Exhibit 10.91

FINANCIAL CONSULTING AGREEMENT

This Agreement is made and entered into as of the 15th day of August, 2003 between EPOCH FINANCIAL GROUP, INC. ("Consultant"), having offices at 210 Interstate North Parkway, Suite 700, Atlanta, Georgia 30339 and SMARTIRE SYSTEMS INC. ("Company") a corporation formed under the laws of the Yukon Territory, having offices at 150-13151 Vanier Place, Richmond, BC V6V 2J1, Canada.

In consideration of the mutual promises made herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Engagement. The Company hereby engages the Consultant to render financial consulting advice to the Company upon the terms and conditions set forth herein.

It is understood and acknowledged by the parties that the value of Consultant's advice is not susceptible of quantification and that, although Consultant shall be obligated to render the advice contemplated by this Agreement upon the reasonable request of the Company, Consultant shall not be obligated to spend any specific amount of time in so doing. Further, in rendering services under this Agreement, Consultant may use materials such as mailing lists which are proprietary and owned by the Consultant, which ownership the Company will acknowledge at the request of Consultant and will not attempt to contest.

Consultant's duties will include:

(a) Disseminating information about the Company to the investment community at large by means of one or more of the following;

- preparing fact cards and /or fact sheets
- creating and maintaining shareholder databases
- designing and distributing investor packages
- orchestrating mass mailings to the investment community
- distributing press releases, fact sheets and articles
- initiating and maintaining financial media relations
- developing advertising programs to the financial community

(b) Assisting in the Company's financial public relations and assisting to create investor awareness programs by means of one or more of the following;

- developing marketing strategies for the Company to the investor and broker communities
- subject to applicable securities legislation, contacting persons who are authorized to trade in equity securities ("Market Professionals") pursuant to the applicable securities legislation of the jurisdiction where such persons reside and informing them of the particulars of the development of the Company's projects and business, and the potential of the Company's shares as an investment;
- assisting the Company's management in coordinating any advertising and other public relations programs being implemented by the Company;
- acting in a liaison capacity between the Company and the potential investors of the Company;
- circulating to Market Professionals such of the publicly available annual reports, quarterly reports and other material financial information as may be reasonably requested by such persons;

(c) Arranging, on behalf of the Company, at appropriate times, meetings with securities analysts, stock brokers and portfolio managers on a one-to-one and conference basis for the purpose of public exposure of the Company, and not for capital-raising purposes;

(d) Rendering advice as requested with regard to the following internal operations:

- the formation of corporate goals and their implementation
- the Company's financial structure and its divisions or subsidiaries
- corporate organization and personnel.

(e) Rendering advice with regard to the following corporate finance matters as requested:

- changes in the capitalization of the Company
- changes in the Company's corporate structure
- redistribution of shareholdings of the Company's stock
- offerings of securities in public and private transactions
- alternative uses of corporate assets
- structure and use of debt
- sales of stock by insiders pursuant to Rule 144 or otherwise

Consultant also will render other financial consulting services as mutually agreed upon by Consultant and the Company from time to time.

2. Compensation.

For the services rendered by the Consultant to the Company under Section 1 of this Agreement, the Company will pay the following fees:

(a) During the term of this Agreement, for each month, Consultant will be paid Five Thousand Dollars ($5,000), payable in advance on the first of each month.

(b) Subject to receipt by the Company of a completed Accredited Investor Questionnaire in the form annexed as Exhibit A hereto verifying that the Consultant is an "accredited investor" within the meaning assigned in Multilateral Instrument 45-103, as adopted by the British Columbia Securities Commission, Consultant will be issued on the date of this Agreement a warrant ("Warrant") to purchase shares of common stock of the Company. The Warrant will be represented by separate agreement. The Warrant will provide the Consultant the opportunity to purchase up to an aggregate of 300,000 shares of common stock for a period of five years after the issuance date, exercisable at $0.17 per share beginning on August 15, 2004, provided that if this Agreement is terminated on December 15, 2003 as provided herein, then the number of shares of common stock that may be purchased will be reduced to 100,000 shares of common stock. The Warrant (and upon payment of the exercise price, the underlying shares of common stock) is fully earned by Consultant as of the execution of this Agreement and may not be canceled or terminated by the Company for any reason.

3. Expenses. In addition to the fees payable under Section 2 of this Agreement for consulting services, the Company will reimburse Consultant for all reasonable travel and out-of-pocket expenses incurred in connection with the services performed by Consultant pursuant to this Agreement, promptly after submission to the Company of appropriate evidence of such expenditures. Expenditures in excess of $2,500 per month will be submitted for approval by the Company before they are incurred.

4. Consultant Representations. The Consultant hereby represents and warrants to the Company that:

(a) All of the Consultant's directors, officers, employees, representatives and agents (collectively the "Management and Employees") who will be providing services pursuant to this Agreement are familiar with and responsible for compliance with all applicable securities legislation in relation to the providing the services, including but not limited to United States securities laws and in particular Regulation FD under the Securities Exchange Act of 1934, as amended;

(b) The Consultant is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations thereunder. The execution and delivery of this Agreement by the Consultant has been duly authorized by all necessary action on the part of the Consultant, and when executed and delivered by the Consultant, will constitute the valid and legally binding obligation of the Consultant, enforceable against it in accordance with its terms;

(c) The Consultant is acquiring the Warrants, and will be acquiring the underlying shares of common stock upon exercise of the Warrants (together with the Warrants, the "Securities") as principal for its own account for investment purposes only and not with a view to or for distributing or reselling such Securities or any part thereof, without prejudice, however, to the Consultant's right, subject to the provisions of this Agreement, at all times to sell or otherwise dispose of all or any part of such Securities pursuant to an effective registration statement under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities laws;

(d) The Consultant is acquiring the Securities hereunder in the ordinary course of its business;

(e) The Consultant does not have any agreement or understanding, directly or indirectly, with any person to distribute any of the Securities;

(f) At the time the Consultant was offered the Securities, it was, and at the date hereof it is, and on each date on which it exercises any Warrants it will be, an "accredited investor" as defined in Rule 501(a) under the Securities Act of 1933, as amended;

(g) The Consultant has not been formed solely for the purpose of acquiring the Securities;

(h) The Consultant is not a registered broker-dealer under Section 15 of the Securities Exchange Act of 1934, as amended.

(i) The Consultant, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment;

(j) The Consultant is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment; and

(k) The Consultant is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

5. Company Covenants. The Company covenants and agrees to furnish to Consultant disclosure and filing materials, financial statements, business plans, promotional materials, annual reports and press releases.

6. Company Representations. The Company hereby represents and warrants that all opinions and advice (written or oral) given by Consultant to the Company in connection with Consultant's engagement are intended solely for the benefit and use of the Company in considering the transaction to which they relate, and the Company agrees that no person or entity other than the Company shall be entitled to make use of or rely upon the advice of Consultant to be given hereunder, and no such opinion or advice shall be used for any manner or for any purpose, nor may the Company make any public references to Consultant, or use the Consultant's name in any annual reports or any other reports or releases of the Company, without Consultant's prior written consent.

7. Company Information. The Company recognizes and confirms that, in advising the Company hereunder, Consultant will use and rely on data, material and other information furnished to Consultant by the Company, without independently verifying the accuracy, completeness or veracity of same.

8. Confidentiality. Consultant will hold in confidence any confidential information which the Company provides to Consultant pursuant to this Agreement: which is designated by an appropriate stamp, legend or cover letter or memorandum as being confidential; which the Consultant is otherwise advised at the time it is provided is confidential; or which the Consultant reasonably ought to know is confidential. Consultant agrees to receive the confidential information on the following terms and conditions:

(a) that the confidential information is to be received and maintained in confidence;

(b) that no copies, summaries or reproductions of the confidential information or any part thereof may be made without the prior written consent of the Company except as may be reasonably necessary for the Consultant to provide its services hereunder;

(c) the Consultant will not, directly or indirectly, disclose, communicate or make known the confidential information or any part thereof to any person, firm or Company for any purpose;

(d) the Consultant will take all reasonable precautions to safeguard the confidential information against unauthorised disclosure;

(e) that upon request by the Company, the Consultant will promptly return to the Company, all confidential information, including all reproductions and copies thereof together with all materials and documents created by the Consultant containing confidential information or references thereto from which reference to the substance of the confidential information can be implied or understood;

(f) the Consultant will indemnify the Company, and each of the Company's direct or indirect subsidiaries (collectively, the "Affiliates"), from any and all damages, costs and expenses, including legal expenses, suffered or incurred by the Company and/or its Affiliates directly or indirectly as a result of the enforcement by the Company of, or a breach of the covenants and obligations contained in, this Section 8;

(g) that the confidential information shall be disclosed only to those directors, officers, employees, representatives, agents and professional advisers of the Consultant (collectively, the "Permitted Persons") as are reasonably necessary to accomplish the purpose(s) of this Agreement;

(h) that the confidential and proprietary nature of the confidential information shall be communicated to the Permitted Persons; and

(i) the Consultant will be responsible for any unauthorised use or disclosure of confidential information by the Permitted Persons and by any and all other persons to whom it discloses the confidential information.

Notwithstanding the foregoing, Consultant shall not be required to maintain confidentiality with respect to information (i) which is or becomes part of the public domain not due to the breach of this Agreement by Consultant; (ii) of which it had independent knowledge prior to disclosure; (iii) which comes into the possession of Consultant in the normal and routine course of its own business from and through independent non-confidential sources; or (iv) which is required to be disclosed by Consultant by laws, rules or regulations. If Consultant is requested or required to disclose any confidential information supplied to it by the Company, Consultant shall, unless prohibited by law, promptly notify the Company of this request(s) so that the Company may seek an appropriate protective order.

9. Prohibition Against Insider Trading. The Consultant hereby acknowledges that the Consultant is aware, and further agrees that the Consultant will advise the Permitted Persons, that federal and state securities laws prohibit any person who has material, non-public information about a public company from purchasing or selling securities of such a company or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.

10. Business Activities. The Company acknowledges that Consultant or its affiliates are in the business of providing financial services and consulting advice to others. Nothing herein contained shall be construed to limit or restrict Consultant in conducting any business with others, or in rendering such advice to others.

11. Term. This Agreement shall commence on the date hereof and the obligation of the Consultant to provide services under this Agreement will terminate on the first anniversary of the date hereof. The obligation of the Consultant to provide services under this Agreement may be terminated by prior written notice by the Company to the Consultant on December 15, 2003, or thereafter upon thirty (30) days prior written notice by any party to the other party. Any termination of this agreement will not terminate the provision of this Agreement in sections 2 (compensation), 3 (expense reimbursement), 6 (non-disclosure by the Company), 8 (confidentiality of Company information), 12 (indemnification), 14 (cooperation), and 15(f) (notices)).

12. Indemnity. The Company agrees to indemnify and hold harmless Consultant, its employees, agents, representatives and controlling persons from and against any and all losses, claims, damages, liabilities, costs and expenses of or resulting from any suits, actions, investigations or other proceedings (collectively, "Damages"), including, without limitation, reasonable attorney fees and expenses, as and when incurred, if such Damages were directly or indirectly caused by, relating to, based upon or arising out of the rendering by Consultant of services pursuant to this Agreement, so long as Consultant shall not have engaged in intentional or willful misconduct, or shall have acted grossly negligently, in connection with the services provided which form the basis of the claim for indemnification. This paragraph shall survive the termination of this Agreement.

13. Independent Contractor. Consultant shall perform its services hereunder as an independent contractor and not as an employee or agent of the Company or any affiliate thereof. Consultant shall have no authority to act for, represent or bind the Company or any affiliate thereof in any manner, except as may be expressly agreed to by the Company in writing from time to time.

14. Cooperation. The parties agree to execute and deliver such documents and instruments, whether expressly provided for herein or not, as may be necessary or appropriate to effectuate any of the provisions of this Agreement.

15. Miscellaneous.

(a) Unless otherwise provided, all dollar amounts referred to in this Agreement are in lawful money of the United States of America.

(b) This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof. No provision of this Agreement may be amended, modified or waived, except in a writing signed by both parties.

(c) If any provision of this Agreement be invalid or unenforceable, the remainder of the Agreement or the application of the provision to persons or circumstances other than those as to which it is held invalid or unenforceable, will not be affected thereby, and each provision of this Agreement will be valid and be enforced to the fullest extent permitted by law.

(d) This Agreement shall be binding upon and inure to the benefit of each of the parties and their respective successors, legal representatives and assigns.

(e) This Agreement may be executed in counterparts. Delivery of an executed copy of this Agreement by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Agreement as of the date first above written.

(f) Any notice required or permitted to be given to any of the parties to this Agreement will be in writing and may be given by prepaid registered mail, electronic facsimile transmission or other means of electronic communication capable of producing a printed copy to the address of such party first above stated or such other address as any party may specify by notice in writing to the other parties, and any such notice will be deemed to have been given and received by the party to whom it was addressed if mailed, on the fourth day following the mailing thereof, if by facsimile or other electronic communication, on successful transmission, or, if delivered, on delivery; but if at the time of mailing or between the time of mailing and the third business day thereafter there is a strike, lockout, or other labour disturbance affecting postal service, then the notice will not be effectively given until actually delivered.

(g) This Agreement shall be construed and enforced in accordance with the laws of the Province of British Columbia, and the parties hereby attorn to the jurisdiction of the Courts of the Province of British Columbia.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the day and year first above written.
EPOCH FINANCIAL GROUP, INC.	SMARTIRE SYSTEMS INC.
By: /s/ J. Todd Atenhan Name J. Todd Atenhan Title President	By: /s/ Robert Rudman Name: Robert Rudman Title: Chairman, President and CEO

EXHIBIT A

MULTILATERAL INSTRUMENT 45-103

ACCREDITED INVESTOR QUESTIONNAIRE

The purpose of this Questionnaire is to assure SmarTire Systems Inc. (the "Company") that the undersigned (the "Subscriber") will meet certain requirements for the registration and prospectus exemptions provided for under Multilateral Instrument 45-103 ("MI 45-103"), as adopted by the British Columbia Securities Commission and the Alberta Securities Commission (each, a "local jurisdiction"), in respect of a proposed private placement of securities by the Company (the "Transaction"). The Company will rely on the information contained in this Questionnaire for the purposes of such determination.

The undersigned Subscriber covenants, represents and warrants to the Company that:

1. the Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the Transaction and the Subscriber is able to bear the economic risk of loss arising from such Transaction;

2. the Subscriber satisfies one or more of the categories of "accredited investor" (as that term is defined in MI 45-103) indicated below (please check the appropriate box):

(a)	[ ]	a Canadian financial institution as defined in National Instrument 14-101, or an authorized foreign bank listed in Schedule III of the Bank Act (Canada);
(b)	[ ]	the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada);
(c)	[ ]	an association under the Cooperative Credit Associations Act (Canada) located in Canada;
(d)	[ ]

a subsidiary of any person or company referred to in paragraphs 2(a) to 2(c), where the person or company owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary;

(e)	[ ]

a person or company registered under the Securities Act (British Columbia), or under securities legislation of another jurisdiction of Canada, as an adviser or dealer, other than a limited market dealer registered under the Securities Act (Ontario);

(f)	[ ]

an individual registered or formerly registered under the Securities Act (British Columbia), or under securities legislation in another jurisdiction of Canada, as a representative of a person or company registered under the Securities Act (British Columbia), or under securities legislation in another jurisdiction of Canada, as an adviser or dealer, other than a limited market dealer registered under the Securities Act (Ontario);

(g)	[ ]	the government of Canada or a province, or any crown corporation or agency of the government of Canada or a province;
(h)	[ ]	a municipality, public board or commission in Canada;
(i)	[ ]	a national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government;
(j)	[ ]	a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a provincial pension commission or similar regulatory authority;
(k)	[ ]	a registered charity under the Income Tax Act (Canada);
(l)	[ ]

an individual who beneficially owns, or who together with a spouse beneficially owns, directly or indirectly, financial assets (defined in MI 45-103 to mean cash and securities) having an aggregate realizable value that, before taxes but net of any related liabilities, exceeds CDN.$1,000,000;

(m)	[ ]

an individual whose net income before taxes exceeded CDN.$200,000 in each of the two most recent years or whose net income before taxes combined with that of a spouse exceeded CDN.$300,000 in each of those years and who, in either case, has a reasonable expectation of exceeding that net income level in the current year;

(n)	[ ]

a corporation, limited partnership, limited liability partnership, trust or estate, other than a mutual fund or non-redeemable investment fund, that had net assets of at least CDN.$5,000,000 as reflected on its most recently prepared financial statements;

(o)	[ ]	a mutual fund or non-redeemable investment fund that, in the local jurisdiction, distributes it securities only to persons or companies that are accredited investors;
(p)	[ ]	a mutual fund or non-redeemable investment fund that, in the local jurisdiction, distributes its securities under a prospectus for which a receipt has been issued by the regulator;
(q)	[ ]	an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs 2(a) through 2(e) and paragraph 2(j) in form and function; or
(r)	[ ]	a person or company in respect of which all of the owners of interests, direct or indirect, legal or beneficial, are persons or companies that are accredited investors.

The Subscriber acknowledges and agrees that the Subscriber may be required by the Company to provide such additional documentation as may be reasonably required by the Company and its legal counsel in determining the Subscriber's eligibility to acquire the Shares under relevant Legislation.

IN WITNESS WHEREOF, the undersigned has executed this Questionnaire as of the _____ day of ______________________,.___________.
If a Corporation, Partnership or Other Entity:	In an Individual:

Print or Type Name of Entity	Signature

Signature of Authorized Signatory	Print or Type Name

Type of Entity